Exhibit 10.23
                          INSTALLMENT PAYMENT AGREEMENT

 Customer:  All American
            Semiconductor, Inc.

  Address:  16115 NW 52nd Ave.      Software Documents:   Two (2) independent
            Miami, FL 33014                               Schedules each dated
                                                          June 30, 2004 to the
                                                          Software License and
                                                          Services Agreement
                                                          dated June 30, 2004.

  State of
Incorporation:   Delaware           IPA Effective Date:   July 28, 2004.

                                  Total Payment Amount: $1,083,875.00 (excludes
IPA Fee Category                  any taxes, which are payable directly to
                                  PeopleSoft)
                                  Payment Schedule:
License Fee:  $[*]
                                           $216,775.00 is due and payable on
                                           -----------
                                           January 1, 2005.
                                           ----------------

"Pre-paid Services"                        $216,775.00 is due and payable on
                                           -----------
                                           April 1, 2005.
                                           -------------

    Support:  $[*]                         $216,775.00 is due and payable on
                                           -----------
                                           July 1, 2005.
                                           ------------

   Training:  $[*]                         $216,775.00 is due and payable on
                                           -----------
                                           October 1, 2005.
                                           ---------------

                                           $216,775.00 is due and payable on
                                           -----------
                                           January 1, 2006.
                                           ----------------

  Total Fee:  $[*]             The Maturity Date of this IPA is January 1, 2006.

This Installment Payment Agreement ("IPA") is made as of the IPA Effective Date above between the Customer named above ("Customer") and Siemens Financial Services, Inc., with its principal place of business at 170 Wood Avenue South, Iselin, NJ 08830 ("Payee") with respect to the following facts: Customer and PeopleSoft USA, Inc. ("PeopleSoft") have entered into a Software License and Services Agreement as of the date above ("License and Services Agreement") in connection with the licensing of certain software products ("Licensed Software"), services, and Pre-paid Services to Customer as specified on the Schedule(s) referenced above ("Schedule" or "Schedules") and attached to the License and Services Agreement. The License and Services Agreement, any Addenda, Amendments, and Schedules attached thereto and specified above herein are collectively referred to as the "Software Documents". Pursuant to the Software Documents, Customer is obligated to pay PeopleSoft the Total Fee described above ("Total Fee"), plus all applicable taxes. Payee and Customer have agreed that instead of Customer making the payments as described in the Software Documents, Payee shall satisfy Customer's payment obligation of the fees payable to PeopleSoft in connection with the Software Documents, and in consideration of such payment, Customer shall make installment payments ("Payments") to Payee as set forth in the above Payment Schedule ("Payment Schedule"). It is hereby acknowledged that the sum of the Payments ("Total Payment Amount") may exceed the amount PeopleSoft receives from Payee.

The parties agree to the following:

1. Promise to Pay. FOR VALUE RECEIVED, at the time and place, and in the manner, provided below, Customer promises to pay to the order of Payee the Payments as set forth in the above Payment Schedule. Upon a Payment Default (as defined in Section S (i)), such overdue Payment shall bear interest at the rate of 12% per annum (calculated on the basis of a 360-day year and actual days elapsed) until paid. Customer acknowledges and agrees that Payee, at its sole discretion, upon thirty (30) days prior written notice to Customer, may transfer or assign this IPA to another entity or entities (other than to PeopleSoft) ("Assignee"), and from and after the date to do so set forth in such notice, Customer will make all Payments then due and unpaid and thereafter becoming due hereunder to said Assignee.

2. Payments; Application of Credit. All Payments due hereunder are payable as set forth herein. Notwithstanding any other provisions of this IPA, interest, fees and the like shall not exceed the maximum rate permitted by applicable law. The final Payment under this IPA shall be due and payable on the

* This confidential portion has been omitted and filed separately with the Securities and Exchange Commission.

Maturity Date as set forth herein. All applicable sales and/or use taxes shall be paid directly to PeopleSoft. For purposes of this paragraph 2, the following terms shall have the following meanings: (a) "Credit" shall mean an amount which
(i) is finally determined by a court of competent jurisdiction to be due from PeopIeSoft to Customer on account of a breach or default by PeopleSoft under the Software Documents, or (ii) is voluntarily agreed upon by PeopleSoft as a credit to Customer in settlement of an alleged breach or default by PeopIeSoft under the Software Documents, (b) "IPA Balance" shall mean the present value of all remaining amounts due hereunder at the time a Credit is issued, calculated using the interest rate implicit in the transaction contemplated hereby. In the event Customer becomes entitled to a Credit, such Credit shall (x) be remitted by PeopleSoft to Payee for application against, or satisfaction of, the IPA Balance, and (y) to the extent it exceeds the IPA Balance, be remitted by PeopleSoft to Customer. Any such Credit shall be applied first to payment of any expenses or fees due Payee pursuant to paragraph 7 and the balance shall be applied to payments due hereunder in inverse order of maturity. The receipt by Payee of a Credit which is less than the IPA Balance shall not relieve the Customer from the obligation of making the next scheduled installments of payments due hereunder. The failure of PeopleSoft to remit any Credit to Payee shall not excuse or otherwise affect Customer's obligations to Payee hereunder.

3. Absolute Obligation. Customer agrees that it will not assert against Payee or Assignee any claim or defense that it may have against PeopleSoft. The Customer agrees its obligations to pay amounts due under this IPA to Payee or Assignee are absolute and unconditional, non-refundable and non-cancelable, and are not subject to any defenses, setoffs or counterclaims that it may have against PeopleSoft, regardless of whether or not (i) the Licensed Software performs or does not perform in accordance with the Software Documents (ii) PeopleSoft or Customer has breached any of its warranties or other covenants under the Software Documents, (iii) the licenses granted pursuant to the Software Documents and/or any maintenance, support, Pre-paid Services or other services provided thereunder have been revoked or otherwise terminated for any reason or
(iv) the License and Services Agreement has expired or been terminated for any reason. Upon PeopleSoft's delivery of the Software to Customer, Customer accepts such Software for the purposes of this IPA. Any other specific acceptance criteria specified in the Software Documents shall be solely between Customer and PeopleSoft, and shall in no way affect Customer's absolute obligations under this IPA. In the event of any default by PeopleSoft under the Software Documents, Customer's sole remedy shall be against PeopleSoft. CUSTOMER ACKNOWLEDGES THAT PAYEE MAKES NO WARRANTIES, EXPRESS OR IMPLIED, CONCERNING THE LICENSED SOFTWARE, SERVICES, OR PRE-PAID SERVICES COVERED BY THE SOFTWARE DOCUMENTS, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE OR OF MERCHANTABILITY. CUSTOMER HEREBY WAIVES ANY CLAIM (INCLUDING ANY CLAIM BASED ON STRICT OR ABSOLUTE LIABILITY IN TORT) THAT IT MAY HAVE AGAINST PAYEE FOR ANY LOSS DAMAGE (INCLUDING, WITHOUT LIMITATION, LOSS OF PROFITS, LOSS OF DATA OR SPECIAL, PUNITIVE, INCIDENTAL OR CONSEQUENTIAL DAMAGE) OR EXPENSE CAUSED BY THE LICENSED SOFTWARE OR ANY SERVICES OR PRE-PAID SERVICES COVERED BY THE SOFTWARE DOCUMENTS, EVEN IF PAYEE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE, LOSS, EXPENSE OR COST. CUSTOMER ACKNOWLEDGES THAT PAYEE DID NOT SELECT, MANUFACTURE, DISTRIBUTE OR LICENSE THE SOFTWARE OR PROVIDE ANY SERVICES ASSOCIATED WITH PRE-PAID SERVICES COVERED BY THE SOFTWARE DOCUMENTS AND THAT THE CUSTOMER HAS MADE THE SELECTION OF SUCH SOFTWARE BASED UPON ITS OWN JUDGMENT AND EXPRESSLY DISCLAIMS ANY RELIANCE ON STATEMENTS MADE BY PAYEE OR ITS AGENTS.

4. Representations, Warranties and Covenants. Customer represents, warrants and covenants to Payee that (i) the Customer is a corporation in good standing under applicable state law; (ii) this IPA is a legal, valid and binding obligation of Customer and enforceable against Customer in accordance with its terms; (iii) the execution, delivery and performance of the IPA will not violate or create a default under any law (including any applicable usury law), regulation, judgment, order, instrument, agreement or charter document binding on the Customer's property; (iv) the IPA has been duly authorized, executed and delivered by Customer; (v) each signatory on behalf of Customer of this IPA has the authority to bind

Customer to this IPA; (vi) any and all information furnished to Payee is and will be true and correct and any financial statements furnished will be prepared in accordance with generally accepted accounting principles (GAAP); (vii) Customer shall comply with all applicable laws, regulations and orders relating to this IPA; (viii) Customer shall pay when due all applicable fees, taxes and governmental charges (including without limitation, interest and penalties) of any nature imposed upon or relating to any item of Licensed Software, Pre-paid Services or this IPA (other than income taxes) or shall be timely contesting same; and (ix) Customer shall execute a Termination Rights Amendment to the License and Services Agreement in the form as attached to this IPA. Any transfer or assignment of Customer's obligations under this IPA shall require Payee's prior written consent. A transfer shall include a change in majority ownership or control of Customer. Customer agrees to promptly execute any ancillary documents and take further actions as Payee may reasonably request, including, but not limited to, assignment notifications and certificates of authorization. Customer agrees to provide Payee copies of Customer's publically disclosed balance sheet, income statement and other financial reports as Payee may reasonably request. Customer agrees that the Software Documents will not be altered, modified, changed or amended by Customer without Payee's prior written consent.

5. Default. Each of the following events shall constitute a "Default" (i) Customer fails to pay when due all or any portion of amounts payable hereunder, and such failure is not cured within ten (10) days of Customer's receipt of written notice thereof ("Payment Default"); (ii) any representation or warranty made by Customer or any guarantor in this IPA proves to be false in any material respect when made or Customer fails to perform any covenant contained in this IPA and such breach of representation and warranty or covenant is not cured within thirty (30) days of Customer's receipt of written notice of such breach;
(iii) Customer or any guarantor shall cease doing business as a going concern or transfer all or a substantial part of its assets; or become or be adjudicated insolvent or bankrupt, admit in writing its inability to pay its debts as they become due, or Customer or any guarantor shall institute any bankruptcy, insolvency, reorganization, dissolution, liquidation or any such proceeding is instituted against Customer or any guarantor and is not dismissed within sixty
(60) days; (iv) any judgment, writ, warrant or attachment or execution of similar process is issued or levied against a substantial part of Customer's property in an amount in excess of $1,000,000, and is not adequately bonded off, and remains unsatisfied for sixty (60) days, or (v) Customer's license to use any Licensed Software or right to receive any services under the Software Documents is canceled, terminated or suspended following default by Customer under the Software Documents.

6. Remedies. Upon the occurrence of any Default, Customer agrees that Payee may
(a) declare the remaining Payments discounted at the rate implicit in this IPA (including any overdue Payments), together with any accrued interest on overdue Payments, immediately due and payable in full, without further notice, demand, or protest; (b) solely upon the occurrence of a Payment Default, require PeopleSoft to immediately terminate the Software Documents, revoke all Licensed Software under such Software Documents and terminate the provision of all services to Customer contemplated by such Software Documents and (c) exercise all rights and remedies available to Payee under the terms of this IPA or any other applicable laws or agreements. Upon written instruction from Payee given to Customer after the occurrence of a Payment Default (other than as a result of acceleration as a result of a default pursuant to Sections 5(a)(ii) through (iv) of this IPA hereunder) by Customer, Customer agrees to immediately cease using the Licensed Software, to deinstall and delete all copies of Licensed Software from any computer systems owned or controlled by Customer or used for Customer's benefit. Customer further agrees to provide a certificate signed by a Customer officer who is responsible for Customer's information systems attesting to such cessation of use and maintenance, deinstallation and deletion of Licensed Software.

7. General. In addition to the rights and remedies set forth in this IPA, upon the occurrence of Default by Customer, Payee may exercise any other rights and remedies available at law or in equity to enforce the performance by Customer of its obligations under this IPA or to recover damages for a breach hereof. No delay or omission on the part of Payee in exercising any right hereunder shall operate as a waiver of such right or of any other right under this IPA or under any other document or instrument executed or delivered in connection with this IPA. All notices, requests, demands and other communications shall be delivered by fax or mail to each party at the address as set forth herein. This IPA will be construed and enforced in accordance with and governed by, the laws of the

State of New Jersey, without regard to conflict of law principles. CUSTOMER WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION ARISING FROM OR RELATED TO THIS IPA AND SUBMITS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN THE STATE OF NEW JERSEY, IN ANY ACTION ARISING FROM OR RELATED TO THIS IPA. This IPA constitutes the entire understanding between the parties either oral or in writing with respect to the payment of the amounts owing hereunder and supersedes all prior oral or written understandings. If any term, provision, covenant or restriction of this IPA is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this IPA will remain in full force and effect and in no way will be affected, impaired or invalidated. No term or provision of this IPA may be amended, waived, discharged or terminated except by a written instrument signed by Payee and Customer. All obligations of Customer under this IPA shall survive any termination of the licenses relating to the Licensed Software. The undersigned agree that, on demand of the other party, each shall execute and deliver any instrument, furnish any information, or perform any other act reasonably necessary or convenient to carry out the provisions of this IPA. In addition to all other sums payable hereunder, Customer shall pay all reasonable out-of-pocket expenses incurred by Payee, including fees and disbursements of counsel, in connection with collection and/or other enforcement proceedings resulting therefrom or in connection therewith. Customer agrees that Payee or Assignee may treat executed faxes or photocopies delivered to Payee or Assignee as original documents. Time is of the essence in the performance of this IPA.

IN WITNESS WHEREOF, the parties hereto have executed this IPA, as of the date first written above.

ALL AMERICAN SEMICONDUCTOR, INC.       SIEMENS FINANCIAL SERVICES, INC.



By: /s/ BRUCE M. GOLDBERG              /s/ KENNETH G. SULLIVAN
-----------------------------------    ----------------------------------------
Authorized Signature                   Authorized Signature

Bruce M. Goldberg as President & CEO   Vice President of Credit and Operations
------------------------------------   ----------------------------------------
Printed Name and Title                 Printed Name and Title